As filed with the Securities and Exchange Commission on January 22, 1999

                                                 Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Flextronics International Ltd.
             (Exact Name of Registrant as Specified in Its Charter)

            Singapore                                          Not Applicable
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

     514 Chai Chee Lane #04-13, 1 Bedok Industrial Estate, Singapore 469029
                    (Address of Principal Executive Offices)

                         Flextronics International Ltd.
                             1993 Share Option Plan
                            1998 Interim Option Plan
                            1999 Interim Option Plan
                            (Full Title of the Plans)

                                Michael E. Marks
                      Chairman and Chief Executive Officer
                         Flextronics International Ltd.
                     2090 Fortune Drive, San Jose, CA 95131
                                 (408) 428-1300
            (Name, Address and Telephone Number of Agent For Service)


                                   Copies to:

                            Gordon K. Davidson, Esq.
                             David K. Michaels, Esq.
                                Tram T. Phi, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

                Title of                        Amount           Proposed Maximum             Proposed
               Securities                       to be             Offering Price          Maximum Aggregate         Amount of
            to be Registered                Registered(1)          Per Share(3)           Offering Price(3)     Registration Fee
            ----------------                -------------          ------------           -----------------     ----------------
Ordinary Shares, S$0.01 par value:           7,200,000(2)            $45.125                 $324,900,000          $90,322.20
1993 Share Option Plan

Ordinary Shares, S$0.01 par value:             800,000               $45.125                 $ 36,100,000          $10,035.80
1998 Interim Option Plan

Ordinary Shares, S$0.01 par value:           1,300,000               $45.125                 $ 58,662,500          $16,308.18
1999 Interim Option Plan

(1) Reflects a two-for-one stock split of the Ordinary Shares of Flextronics International Ltd. effected in the form of a one-for-one bonus issue (equivalent to a stock dividend).

(2) Represents additional shares available for issuance under the Flextronics International Ltd. 1993 Share Option Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to the shares registered under Form S-8 Registration Statement Nos. 33-99924 and 333-42255. A total of 5,200,000 shares issuable under the Flextronics International Ltd. 1993 Share Option Plan have previously been registered under the Securities Act.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per Ordinary Share of Flextronics International Ltd. on January 20, 1999 as reported by the Nasdaq National Market.

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

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as amended, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended March 31, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1998 filed pursuant to Section 13(a) of the Exchange Act; and the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 filed pursuant to Section 13(a) of the Exchange Act;

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1998; and

     (d) The description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article 155 of the Registrant's Articles of Association provides that, subject to the Singapore Companies Act, every Director or other officer shall be entitled to be indemnified by the Registrant against all liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and (i) in which judgment is given in his favor (or the proceedings otherwise disposed of without finding or admission of any material breach of duty), (ii) in which he is acquitted or
(iii) in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court and further, that no Director or other officer shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the Directors for the Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of the Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited or for any other loss or misfortune in the execution of his duties unless the same happens through his own negligence, willful default, breach of duty or breach of trust. Section 172 of the Companies Act prohibits a company from indemnifying its directors or officers against liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the Registrant, except to the extent permitted under
Article 155 of the Registrant's Articles of Association, and any such indemnity is void and unenforceable. The Registrant has entered into Indemnification Agreements with its officers and directors that provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Companies Act.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

4.1 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K for the event reported on October 15, 1997.)

4.2 Revolving Credit and Term Loan Agreement dated as of March 27, 1997 among the Registrant, The First National Bank of Boston, as Agent, and the other lending institutions listed on Schedule 1 attached thereto. The Registrant agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(a) of the Registrant's Current Report on Form 8-K for the event reported on March 27, 1997.)

4.3 Revolving Credit Agreement dated as of March 27, 1997 among Flextronics International USA, Inc., The First National Bank of
          Boston,  as  Agent,  and the  other  lending  institutions  listed  on
          Schedule 1 attached thereto. The Registrant agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(b) of the Registrant's Current Report on Form 8-K for the event reported on March 27, 1997.)

4.4 1993 Share Option Plan. (Incorporated by reference to Exhibit 10.2 of the Registrant's registration statement on Form S-1, No. 33-74622.)

4.5       1998 Interim Option Plan.

4.6       1999 Interim Option Plan.

5.1       Opinion and Consent of Allen & Gledhill.

23.1      Consent of Independent Auditors - Arthur Andersen LLP.

23.2      Consent of Independent Auditors - Moore Stephens.

24.1 Power of Attorney. Reference is made to page 5 of this Registration Statement.


Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 22nd day of January, 1999.

                                                 FLEXTRONICS INTERNATIONAL LTD.

                                                 By: /s/ MICHAEL E. MARKS
                                                     ---------------------------
                                                     Michael E. Marks
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks and Robert R.B. Dykes and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----
/s/ MICHAEL E. MARKS                        Chairman of the Board, and Chief Executive         January 22, 1999
------------------------------------        Officer (principal executive officer)

/s/ TSUI SUNG LAM                           President, Asia Pacific Operations and Director    January 22, 1999
------------------------------------

/s/ ROBERT R.B. DYKES                       Senior Vice President of Finance and               January 22, 1999
------------------------------------        Administration (principal financial
                                            and accounting officer)

/s/ STEPHEN J.L. REES                       Director                                           January 22, 1999
------------------------------------

/s/ MICHAEL J. MORITZ                       Director                                           January 22, 1999
------------------------------------

/s/ RICHARD L. SHARP                        Director                                           January 22, 1999
------------------------------------

/s/ PATRICK FOLEY                           Director                                           January 22, 1999
------------------------------------

/s/ ALAIN AHKONG                            Director                                           January 22, 1999
------------------------------------

/s/ SHING LEONG HUI                         Director                                           January 22, 1999
------------------------------------

                                  EXHIBIT INDEX

Exhibit
Number    Document Description
------    --------------------

4.1 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K for the event reported on October 15, 1997.)

4.2 Revolving Credit and Term Loan Agreement dated as of March 27, 1997 among the Registrant, The First National Bank of Boston, as Agent, and the other lending institutions listed on Schedule 1 attached thereto. The Registrant agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(a) of the Registrant's Current Report on Form 8-K for the event reported on March 27, 1997.)

4.3 Revolving Credit Agreement dated as of March 27, 1997 among Flextronics International USA, Inc., The First National Bank of
          Boston,  as  Agent,  and the  other  lending  institutions  listed  on
          Schedule 1 attached thereto. The Registrant agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(b) of the Registrant's Current Report on Form 8-K for the event reported on March 27, 1997.)

4.4 1993 Share Option Plan. (Incorporated by reference to Exhibit 10.2 of the Registrant's registration statement on Form S-1, No. 33-74622.)

4.5       1998 Interim Option Plan.

4.6       1999 Interim Option Plan.

5.1       Opinion and Consent of Allen & Gledhill.

23.1      Consent of Independent Auditors - Arthur Andersen LLP.

23.2      Consent of Independent Auditors - Moore Stephens.

24.1 Power of Attorney. Reference is made to page 5 of this Registration Statement.